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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 10, 1999 relating to the financial statements of Mobeo, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP

McLean, Virginia
August 20, 1999